EXHIBIT 99.1

QCR Holdings, Inc. Announces Net Income of $1.7 Million for Second Quarter of 2010

MOLINE, Ill., July 26, 2010 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today announced net income attributable to QCR Holdings, Inc. ("net income") of $1.7 million for the quarter ended June 30, 2010, or diluted earnings per share for common stockholders of $0.15 after preferred stock dividends of $1.0 million. By comparison, for the quarter ended March 31, 2010, the Company reported net income of $1.3 million, or diluted earnings per share of $0.06 after preferred stock dividends of $1.0 million. For the second quarter of 2009, the Company reported a net loss of $820 thousand, or diluted earnings per share of ($0.42) after preferred stock dividends of $1.1 million. For the six months ended June 30, 2010, the Company reported net income of $3.0 million compared to a net loss of $736 thousand for the same period in 2009.

The Company's net interest income for the current quarter totaled $12.5 million, a slight decrease from the prior quarter, and an increase of 4% over the second quarter of 2009. For the six months ended June 30, 2010, the Company reported net interest income of $25.4 million which is a 6% increase over the same period of 2009. Provision for loan/lease losses totaled $1.4 million for the second quarter of 2010, a decrease of $227 thousand from the prior quarter, and a decrease of $3.5 million from the second quarter of 2009. Further, the Company's provision for loan/lease losses for the first six months of 2010 totaled $3.0 million, a reduction of $6.3 million from the same period in 2009.

"This past week President Obama signed into law perhaps the most significant financial reform since the Great Depression," stated Douglas M. Hultquist, President and Chief Executive Officer. "While the provisions of the Act receiving the most public attention have generally been those more likely to affect larger institutions, the Act also contains many provisions which will affect smaller institutions such as ours. Many aspects of the Act are subject to future rulemaking, making it difficult to anticipate its overall financial impact on the Company at this time. However, it is possible that certain of the Act's provisions may curtail our revenue opportunities and increase our operating costs in the future. As we continue to operate in this challenging economic and regulatory environment, we will maintain our persistent focus on asset quality, liquidity, and capital. And, it will be critical to preserve our strong commitment to our relationship-based business model."

Nonperforming assets at June 30, 2010 were $46.9 million, up $4.0 million, or 9%, from $42.9 million at March 31, 2010. Nonperforming assets at the end of the quarter increased to 2.56% of total assets versus 2.34% of total assets at March 31, 2010. The large majority of the Company's nonperforming assets consist of nonaccrual loans/leases and other real estate owned. With net charge-offs of $1.5 million for the current quarter and the declining trend in provision for loan/lease losses, the Company's allowance for loan/lease losses to total loans/leases decreased from 1.85% at March 31, 2010 to 1.78% at June 30, 2010.

Mr. Hultquist added, "Although our level of nonperforming assets remains less than many of our peers, we take little consolation and continue to place significant emphasis on improving the quality of our loan/lease portfolio and all assets. However, despite the increase in nonperforming loans/leases in the second quarter, we experienced a decrease in our allowance for estimated losses on loans/leases for the first time in several years. The increase in nonperforming loans/leases consisted of a few commercial credits. Management thoroughly reviewed these credits and identified a strong collateral position that didn't require significant additional specific reserves, or we had already specifically reserved adequate amounts in prior quarters while the loan was still performing."

During the second quarter of 2010, the Company's total assets of $1.84 billion remained relatively unchanged; however, there was some movement in the mix of assets and liabilities. The Company continued to grow its securities portfolio with an increase of $37.3 million, or 10%. Partially offsetting this growth, the Company experienced a net decrease in total loans/leases of $27.8 million, or 2%. Despite continued expansion of the Company's noninterest-bearing deposits, total deposits declined $29.0 million, or 3%, during the current quarter.

"We continue to place a strong emphasis on quality growth within our loan/lease portfolio while maintaining our strong liquidity position," stated Todd A. Gipple, Executive Vice President, Chief Operating Officer, and Chief Financial Officer. "We originated $85.5 million of new loans/leases to new and existing customers during the current quarter; however, this was outpaced by payments and maturities as we continued to experience weakened loan/lease demand in our markets. Despite the net decline in deposits during the quarter, we believe our liquidity position remains strong with the diversity and adequacy of our various funding sources."

Successful Completion of $25.0 Million Private Placement

As previously disclosed, the Company successfully executed its private placement of $25.0 million in Series E Non-Cumulative Convertible Perpetual Preferred Stock on June 30, 2010. The private placement was fully subscribed and resulted in the exchange of $20.9 million of the Company's previously outstanding Series B and Series C Non-Cumulative Perpetual Preferred Stock and $4.1 million of new capital from cash investors. The Company's previously outstanding Series B and Series C Non-Cumulative Perpetual Preferred Stock carried stated dividend rates of 8.00% and 9.50%, respectively. All of the outstanding Series B and Series C shares were exchanged for newly issued Series E shares which carry a stated dividend rate of 7.00%. The primary goals of the transaction were:

  to provide $4.1 million of new capital to further strengthen the capital and liquidity positions of the Company, to reduce the preferred dividend cost in the short and long-term, and to provide a mechanism for a future conversion of the $25.0 million of preferred equity to common equity.

"The Series E private placement is an important part of our long-term capital plan," stated Mr. Gipple. "We believe that the successful execution of this private placement indicates the strong confidence that our shareholders place in our Company and the relationship-based banking model that we have created in the Quad Cities, Cedar Rapids, and Rockford communities. We are committed to maintaining our very strong levels of capital, and increasing the common equity component of our capital structure, with a long-term capital plan that is focused on rewarding our common shareholders."

Rockford Bank & Trust Reports Net Income for Consecutive Quarters

Rockford Bank & Trust, a de novo bank opened in 2005, recognized net income after provision for loan losses and taxes of $285 thousand for the second quarter of 2010. This represents a slight increase in net income over the first quarter of 2010.   For the six months ended June 30, 2010, Rockford Bank & Trust reported net income of $566 thousand which compares favorably to the net loss of $1.3 million realized for the same period of 2009.

Results for the Company's primary subsidiaries for the second quarter of 2010 were as follows:

  Quad City Bank & Trust, the Company's first subsidiary bank which opened in 1994, had total consolidated assets of $1.0 billion at June 30, 2010, which was relatively unchanged from March 31, 2010. The bank's securities portfolio grew $24.3 million, or 10%, to $267.6 million at June 30, 2010. During the quarter, the bank's gross loans/leases experienced a net decline of $21.7 million, or 3%, as the economic downturn continued to weaken loan/lease demand. Despite continued expansion of the bank's noninterest-bearing deposits, the bank's total deposits decreased $26.4 million, or 4%, to $584.2 million at June 30, 2010. Partially offsetting this decline, the bank increased its short-term borrowings, including federal funds purchased and customer repurchase agreements. Quad City Bank & Trust realized year-to-date earnings of $3.1 million for the six months ended June 30, 2010, which is an increase of $638 thousand, or 26%, over the same period of 2009.
  Cedar Rapids Bank & Trust, which opened in 2001, had total assets of $553.0 million at June 30, 2010, which was a slight decrease of 1% from March 31, 2010. During the second quarter, Cedar Rapids Bank & Trust grew its securities portfolio by 2% to $111.3 million. Offsetting this asset growth, the bank's federal funds sold position declined $12.0 million. As the economic downturn continued to weaken loan demand, Cedar Rapids Bank & Trust's loan portfolio remained nearly flat at $375.2 million. Deposits of $336.6 million reflected a decline of $6.7 million, or 2%, for the quarter. The bank realized year-to-date earnings of $1.7 million for the six months ended June 30, 2010, which nearly doubled the $888 thousand of net income from the same period of 2009.
  Rockford Bank & Trust had total assets of $280.7 million at June 30, 2010, which was an increase of $9.3 million, or 3%, from March 31, 2010. The bank grew its securities portfolio by $10.4 million, or 30%, to $44.8 million during the second quarter. As the economic downturn continued to weaken loan demand, loans experienced a decline of $5.5 million, or 3%, during the second quarter of 2010. The bank's deposits increased $6.1 million, or 3%, to $205.1 million at June 30, 2010.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, and Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. Quad City Bank & Trust Company also engages in commercial leasing through its 80% owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish de novo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

As of
	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009
(dollars in thousands, except share data)

SELECTED BALANCE SHEET DATA
Total assets	$ 1,835,715	$ 1,832,334	$ 1,779,646	$ 1,700,857
Securities	$ 425,007	$ 387,741	$ 370,520	$ 321,461
Total loans/leases	$ 1,210,801	$ 1,238,554	$ 1,244,320	$ 1,225,850
Allowance for estimated loan/lease losses	$ 21,561	$ 22,885	$ 22,505	$ 22,495
Total deposits	$ 1,120,256	$ 1,149,289	$ 1,089,323	$ 1,029,036
Total stockholders' equity	$ 134,000	$ 127,857	$ 125,595	$ 127,180
Common stockholders' equity *	$ 71,997	$ 69,169	$ 67,018	$ 66,934
Common shares outstanding	4,593,924	4,582,791	4,553,290	4,541,895
Book value per common share	$ 15.67	$ 15.09	$ 14.72	$ 14.74
Closing stock price	$ 9.87	$ 8.90	$ 8.35	$ 10.00
Market capitalization	$ 45,342	$ 40,787	$ 38,020	$ 45,419
Market price/book value	62.98%	58.97%	56.73%	67.86%
Full time equivalent employees	348	343	343	350
Tier 1 leverage capital ratio	8.63%	8.71%	8.73%	9.04%

* Includes noncontrolling interests
QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009
(dollars in thousands)

ANALYSIS OF LOAN DATA
Nonaccrual loans/leases	$ 36,421	$ 33,296	$ 28,742	$ 27,830
Accruing loans/leases past due 90 days or more	463	57	89	2,321
Troubled debt restructures	147	154	1,201	--
Other real estate owned	9,910	8,972	9,286	3,505
Other repossessed assets *	14	440	1,071	450
Total nonperforming assets	$ 46,955	$ 42,919	$ 40,389	$ 34,106

Net charge-offs (calendar year-to-date)	$ 2,701	$ 1,222	$ 12,280	$ 4,344

Loan/lease mix:
Commercial and industrial loans	$ 386,367	$ 397,061	$ 403,973	$ 412,410
Commercial real estate loans	585,921	600,934	593,570	565,194
Direct financing leases	84,030	88,374	90,059	86,420
Residential real estate loans	69,046	69,274	70,608	72,574
Installment and other consumer loans	83,829	81,157	84,271	87,372
Deferred loan/lease origination costs, net of fees	1,608	1,754	1,839	1,880
Total loans/leases	$ 1,210,801	$ 1,238,554	$ 1,244,320	$ 1,225,850

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing	$ 216,529	$ 208,659	$ 207,844	$ 155,551
Interest-bearing	903,727	940,630	881,479	873,485
Total deposits	$ 1,120,256	$ 1,149,289	$ 1,089,323	$ 1,029,036

Interest-bearing deposit mix:
Nonmaturity deposits	$ 419,916	$ 421,081	$ 427,927	$ 363,828
Certificates of deposit	398,903	428,638	382,798	419,869
Brokered certificates of deposit	84,908	90,911	70,754	89,788
Total interest-bearing deposits	$ 903,727	$ 940,630	$ 881,479	$ 873,485

* Before December 31, 2009, QCRH excluded repossessed assets from nonperforming assets. QCRH adjusted the amounts reported in the prior periods presented to reflect a consistent comparison. The adjustments did not have a significant impact on loan covenant compliance or other previously presented disclosures.
QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
(dollars in thousands, except per share data)

SELECTED INCOME STATEMENT DATA
Interest income	$ 20,359	$ 20,476	$ 21,105	$ 40,836	$ 41,888
Interest expense	7,828	7,656	9,017	15,484	18,043
Net interest income	12,531	12,820	12,088	25,352	23,845
Provision for loan/lease losses	1,376	1,603	4,876	2,979	9,234
Net interest income after provision for loan/lease losses	11,155	11,217	7,212	22,373	14,611
Noninterest income	3,538	3,195	3,812	6,733	7,468
Noninterest expense	12,215	12,806	12,615	25,021	23,727
Net income (loss) before taxes	2,478	1,607	(1,591)	4,085	(1,648)
Income tax expense (benefit)	678	392	(832)	1,070	(1,124)
Net income (loss)	$ 1,800	$ 1,215	$ (759)	$ 3,015	$ (524)
Less: Net income (loss) attributable to noncontrolling interests	63	(77)	61	(15)	212
Net income (loss) attributable to QCR Holdings, Inc.	$ 1,737	$ 1,292	$ (820)	$ 3,030	$ (736)

Less: Preferred stock dividends	1,037	1,033	1,085	2,071	1,781
Net income (loss) attributable to QCR Holdings, Inc. common stockholders	$ 700	$ 259	$ (1,905)	$ 959	$ (2,517)

Earnings (loss) per share attributable to QCR Holdings, Inc.:
Basic	$ 0.15	$ 0.06	$ (0.42)	$ 0.21	$ (0.56)
Diluted ***	$ 0.15	$ 0.06	$ (0.42)	$ 0.21	$ (0.56)

Earnings (loss) per common share (basic) attributable to QCR Holdings, Inc. LTM *	$ 0.31	$ (0.26)	$ (0.15)

AVERAGE BALANCES
Assets	$ 1,859,644	$ 1,795,612	$ 1,732,200	$ 1,827,628	$ 1,684,084
Deposits	$ 1,143,823	$ 1,109,755	$ 1,104,205	$ 1,126,790	$ 1,091,635
Loans/leases	$ 1,225,503	$ 1,232,393	$ 1,220,175	$ 1,228,948	$ 1,216,117
Total stockholders' equity	$ 130,459	$ 126,358	$ 129,235	$ 128,409	$ 120,491
Common stockholders' equity	$ 70,945	$ 67,725	$ 68,972	$ 69,336	$ 70,008

KEY RATIOS
Return on average assets (annualized)	0.37%	0.29%	-0.19%	0.33%	-0.09%
Return on average common equity (annualized) **	3.95%	1.53%	-11.05%	2.77%	-7.19%
Price earnings ratio LTM *	31.59 x	(34.23) x	(68.00) x	31.59 x	(68.00) x
Net interest margin (TEY)	2.90%	3.07%	2.97%	2.98%	3.04%
Nonperforming assets / total assets	2.56%	2.34%	1.98%	2.56%	1.98%
Net charge-offs / average loans/leases	0.12%	0.10%	0.27%	0.22%	0.36%
Allowance / total loans/leases	1.78%	1.85%	1.84%	1.78%	1.84%
Efficiency ratio	76.02%	79.49%	79.08%	77.98%	75.62%

* LTM: Last twelve months
** The numerator for this ratio is "Net income (loss) attributable to QCR Holdings, Inc. common stockholders"
*** In accordance with U.S. GAAP, the common equivalent shares are not considered in the calculation of diluted earnings per share as the numerator is a net loss.
QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
(dollars in thousands, except share data)

ANALYSIS OF NONINTEREST INCOME
Credit card fees, net of processing costs	$ 110	$ 86	$ 293	$ 196	$ 539
Trust department fees	729	906	701	1,635	1,419
Deposit service fees	861	823	788	1,684	1,615
Gain on sales of loans, net	553	169	673	722	1,085
Gains (losses) on sales of foreclosed assets, net	(102)	21	187	(81)	187
Earnings on cash surrender value of life insurance	286	334	322	620	613
Investment advisory and management fees	472	435	352	907	703
Other	629	421	496	1,050	1,307
Total noninterest income	$ 3,538	$ 3,195	$ 3,812	$ 6,733	$ 7,468

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$ 7,068	$ 6,891	$ 7,081	$ 13,959	$ 13,846
Professional and data processing fees	1,126	1,157	1,160	2,283	2,283
Advertising and marketing	243	166	207	409	453
Occupancy and equipment expense	1,365	1,371	1,273	2,736	2,594
Stationery and supplies	124	121	147	245	278
Postage and telephone	236	263	292	499	519
Bank service charges	110	61	68	171	156
FDIC and other insurance	884	804	1,471	1,688	2,090
Loan/lease expense	411	569	319	980	652
Other-than-temporary impairment losses on securities	--	--	192	--	206
Losses on lease residual values	--	617	--	617	--
Writedown in value of foreclosed assets	--	364	--	364	--
Other	648	422	405	1,070	650
Total noninterest expenses	$ 12,215	$ 12,806	$ 12,615	$ 25,021	$ 23,727

WEIGHTED AVERAGE SHARES
Common shares outstanding (a)	4,591,319	4,573,765	4,540,854	4,582,542	4,532,353
Incremental shares from assumed conversion:
Options and Employee Stock Purchase Plan	58,094	8,554	--	33,324	--
Adjusted weighted average shares (b)	4,649,413	4,582,319	4,540,854	4,615,866	4,532,353

(a) Denominator for Basic Earnings Per Share
(b) Denominator for Diluted Earnings Per Share. In accordance with U.S. GAAP, the common equivalent shares are not considered in the calculation of diluted earnings per share if the numerator is a net loss.
ROLLFORWARD OF LENDING/LEASING ACTIVITY FOR THE SIX MONTHS ENDED JUNE 30, 2010

(dollars in thousands)

BALANCE AS OF DECEMBER 31, 2009:	CONSOLIDATED

Commercial and industrial loans	$ 403,973
Commercial real estate loans	593,570
Direct financing leases	90,059
Real estate loans - residential mortgage	70,608
Installment and other consumer loans	84,271
1,242,481
Plus deferred loan/lease origination costs, net of fees	1,839
Total gross loans/leases	$ 1,244,320

ORIGINATION OF NEW LOANS/LEASES:

Commercial and industrial loans	53,520
Commercial real estate loans	37,739
Direct financing leases	10,815
Real estate loans - residential mortgage	37,437
Installment and other consumer loans	7,138
$ 146,649

PAYMENTS/MATURITIES/SALES, NET OF ADVANCES OR RENEWALS ON EXISTING LOANS/LEASES

Commercial and industrial loans	(71,126)
Commercial real estate loans	(45,388)
Direct financing leases	(16,844)
Real estate loans - residential mortgage	(38,999)
Installment and other consumer loans	(7,580)
$ (179,937)

BALANCE AS OF JUNE 30, 2010:

Commercial and industrial loans	386,367
Commercial real estate loans	585,921
Direct financing leases	84,030
Real estate loans - residential mortgage	69,046
Installment and other consumer loans	83,829
1,209,193
Plus deferred loan/lease origination costs, net of fees	1,608
Total gross loans/leases	$ 1,210,801
CONTACT:  QCR Holdings, Inc.
          Todd A. Gipple, Executive Vice President, Chief Operating
           Officer, Chief Financial Officer
          (309) 743-7745